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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ebix, Inc.

Atlanta, GA

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-112616, 333-64368, 333-12781, and 33-62427) and Form S-8 (Nos. 333-128086, 333-64664, 333-59242, 333-46066, 333-23261 and 33-62901) of Ebix, Inc. of our report dated April 9, 2007, relating to the consolidated financial statements of Ebix, Inc. as of December 31, 2006 and for each of the two years in the period ended December 31, 2006 and the 2006 and 2005 financial statement schedules, which appear in this Form 10-K.

/s/ BDO SEIDMAN LLP

Chicago, Illinois

March 29, 2008

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  Exhibit 23.2